Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2012 Third Quarter Results

NEW YORK, NY - November 1, 2012 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2012.

2012 Third Quarter Summary

•	Revenue of $187.9 million, a decrease of 23.3 percent from the third quarter of 2011, or 21.0 percent in constant currency.

•	Gross margin of $67.7 million or 36.0 percent of revenue, representing a 27.2 percent decrease from the same period last year, or 24.5 percent in constant currency.

•	Adjusted EBITDA* of $1.5 million, compared with adjusted EBITDA of $7.7 million in the third quarter of 2011.

•	Restructuring charges of $1.5 million in the third quarter of 2012.

•	EBITDA* of $0.7 million, compared with EBITDA of $7.4 million in the third quarter of 2011.

•	Net loss of $2.2 million, or $0.07 per basic and diluted share, compared with net income of $3.4 million, or $0.11 per basic and diluted share, for the third quarter of 2011.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“During the third quarter, the business environment deteriorated further due to global economic uncertainties,” said Manuel Marquez, chairman and chief executive officer at Hudson.  “While these conditions challenge our results in the near term, we remain fully committed to our strategy. Our restructuring actions during 2012 are helping us streamline our operations, advance our long-term goals and better position Hudson to capture the upside potential when conditions improve.”

“We continue our work toward breakeven EBITDA for the year, while focusing on our long-term objectives,” said Mary Jane Raymond, Hudson's chief financial officer. “Our liquidity position remains strong, with positive cash flow from operations year-to-date.”

Strategic Initiatives
The company announced in May that the strategic initiatives launched in 2011 would be fast-tracked during 2012. That accelerated plan focused on:

•	Redirecting resources to, and driving sustainable growth from, high potential strategic businesses, RPO and eDiscovery, and focusing on the growth markets of the world.

•	Optimizing its operations in underperforming sectors and markets to deliver improved performance, re-engineering its delivery model, and consolidating operations globally.

•	Streamlining its back office support areas and business processes through shared services and global centers of excellence, to gain significant efficiencies of operation.

Actions during the third quarter eliminated 30 positions, affecting front and back office roles, primarily in Europe. This resulted in a restructuring charge of $1.5 million in the third quarter, including some additional charges for real estate actions. Year to date, the company has eliminated 210 positions, or 9 percent of the company's total employee base, resulting in a total charge of
$7.6 million. During 2012, the total restructuring charge is expected to be $8 million to $9 million, including $0 million to $1 million in the fourth quarter. Cost savings are expected to offset approximately 75 percent of the charge in 2012, with annualized cost savings of twice the charge expected.

Regional Highlights

Americas

Hudson Americas' gross margin decreased 30 percent in the third quarter compared with the prior year period primarily due to reduced project demand in Legal eDiscovery, which had particularly strong growth last year. However, Legal eDiscovery continued to establish key relationships with clients during the third quarter to maintain its market position amidst difficult conditions. After strong double digit growth in recent quarters, RPO gross margin decreased 5 percent compared with third quarter 2011 due to more cautious hiring by clients. Actions taken to establish a more efficient operating platform delivered SG&A* and headcount reductions of 25 percent and 20 percent, respectively, from the same period a year ago. Adjusted EBITDA declined to $0.8 million for the third quarter, or 1.9 percent of revenue, compared with $2.0 million a year ago. The RPO business was named to the prestigious “Baker's Dozen” for the third year in a row, improving its position by two notches this year.

Asia Pacific

Facing a rapidly deteriorating economic environment, Asia Pacific remained a solid profit contributor, delivering adjusted EBITDA of $4.7 million, or 6.4 percent of revenue, though down from $7.1 million, or 7.0 percent of revenue in the third quarter of 2011. Hiring expectations and GDP growth have continued to slow throughout the region, contributing to a gross margin decline of 26 percent in constant currency in the third quarter from the prior year period. A 32 percent decline in permanent recruitment gross margin accounted for most of the overall gross margin drop. Talent Management continued to deliver double-digit gross margin growth in the quarter on increases in assessment services. Actions taken to reduce costs resulted in an SG&A* decline of 25 percent and headcount decline of 17 percent from the same period last year.

Europe

As expected given the significant economic weakness affecting business across Europe, gross margin was down 20 percent in constant currency compared with the third quarter of 2011. Reduced demand in the Financial Services sector remained a key contributing factor in the drop in gross margin in the U.K., while a decline in permanent recruitment in France and Belgium resulted in lower gross margin in continental Europe. Actions taken to address costs resulted in SG&A* and headcount reductions of 13 percent and 18 percent, respectively, from the same period a year ago. Adjusted EBITDA of $0.6 million, or 0.9 percent of revenue, was down from $3.9 million, or 4.0 percent of revenue a year ago.

* SG&A excludes non-operating expenses and rent redundancy.

Liquidity and Capital Resources

The company ended the third quarter of 2012 with $84.8 million in liquidity, composed of $34.9 million in cash and $49.9 million in availability under its credit facilities. The company generated $7.9 million in cash flow from operations during the quarter. The company had no outstanding borrowings at the end of the third quarter, compared with $1.5 million at the end of the second quarter of 2012.

Business Outlook

Given deteriorating economic conditions and the continuing weakness in the financial services sector, fourth quarter 2012 revenue may decline by 21 to 24 percent against the prior year fourth quarter at prevailing exchange rates. The company expects fourth quarter 2012 adjusted EBITDA between $0 and $3.5 million before restructuring charges and anticipates the charge in the quarter will range from $0 million to $1 million. In the fourth quarter of 2011 revenue was $222.7 million and adjusted EBITDA was $6.3 million. For the full year, revenue is expected to decline 17 to 19 percent at prevailing exchange rates and adjusted EBITDA is expected to range from $4 to $8 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. With approximately

2,000 people in approximately 20 countries, and relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; risks in collecting the company's accounts receivable; the negative cash flows and operating losses that the company has experienced from time to time in the past may reoccur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company's exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue	$187,873	$245,081	$593,301	$710,998
Direct costs	120,207	152,089	375,359	441,341
Gross margin	67,666	92,992	217,942	269,657
Operating expenses:
Selling, general and administrative expenses	66,074	85,305	214,070	251,517
Depreciation and amortization	1,672	1,537	4,788	4,750
Business reorganization expenses	1,520	—	7,551	747
Total operating expenses	69,266	86,842	226,409	257,014
Operating income (loss)	(1,600)	6,150	(8,467)	12,643
Non-operating income (expense):
Interest income (expense), net	(161)	(328)	(510)	(910)
Other income (expense), net	591	(238)	215	244
Income (loss) before provision for income taxes	(1,170)	5,584	(8,762)	11,977
Provision for (benefit from) income taxes	995	2,202	(3,770)	4,377
Net income (loss)	$(2,165)	$3,382	$(4,992)	$7,600
Earnings (loss) per share:
Basic	$(0.07)	$0.11	$(0.16)	$0.24
Diluted	$(0.07)	$0.11	$(0.16)	$0.24
Weighted-average shares outstanding:
Basic	32,156	31,620	32,024	31,541
Diluted	32,156	32,085	32,024	31,988

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$34,883	$37,302
Accounts receivable, less allowance for doubtful accounts of $1,541 and $1,772, respectively	115,548	131,489
Prepaid and other	12,987	13,132
Total current assets	163,418	181,923
Property and equipment, net	20,735	17,838
Deferred tax assets, non-current	10,593	8,628
Other assets	5,080	8,157
Total assets	$199,826	$216,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,529	$12,025
Accrued expenses and other current liabilities	62,140	74,248
Short-term borrowings	—	3,384
Accrued business reorganization expenses	2,996	858
Total current liabilities	73,665	90,515
Other non-current liabilities	6,790	6,388
Deferred rent and tenant improvement contributions	8,564	4,479
Income tax payable, non-current	4,098	7,807
Total liabilities	93,117	109,189
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,257 and 32,776 shares, respectively	33	33
Additional paid-in capital	473,184	470,786
Accumulated deficit	(402,282)	(397,290)
Accumulated other comprehensive income—translation adjustments	36,089	34,255
Treasury stock, 65 and 79 shares, respectively, at cost	(315)	(427)
Total stockholders’ equity	106,709	107,357
Total liabilities and stockholders' equity	$199,826	$216,546

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,102	$73,437	$75,334	$—	$187,873
Gross margin, from external customers	$9,587	$29,852	$28,227	$—	$67,666
Adjusted EBITDA (loss) (1)	$758	$4,736	$649	$(4,614)	$1,529
Business reorganization expenses (recovery)	282	190	1,048	—	1,520
Office integration expense	—	(64)	—	—	(64)
Non-operating expense (income), including corporate administration charges	865	1,222	1,766	(4,444)	(591)
EBITDA (loss) (1)	(389)	3,388	(2,165)	(171)	663
Depreciation and amortization expenses					1,672
Interest expense (income), net					161
Provision for (benefit from) income taxes					995
Net income (loss)					$(2,165)

For The Three Months Ended September 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,691	$100,637	$96,753	$—	$245,081
Gross margin, from external customers	$13,662	$41,201	$38,129	$—	$92,992
Adjusted EBITDA (loss) (1)	$1,956	$7,071	$3,893	$(5,233)	$7,687
Business reorganization expenses (recovery)	—	—	—	—	—
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	497	1,848	1,873	(3,980)	238
EBITDA (loss) (1)	$1,459	$5,223	$2,020	$(1,253)	$7,449
Depreciation and amortization expenses					1,537
Interest expense (income), net					328
Provision for (benefit from) income taxes					2,202
Net income (loss)					$3,382

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,487	$76,926	$82,425	$—	$204,838
Gross margin, from external customers	$12,359	$31,901	$32,808	$—	$77,068
Adjusted EBITDA (loss) (1)	$2,452	$3,720	$2,440	$(4,887)	$3,725
Business reorganization expenses (recovery)	749	1,007	3,149	185	5,090
Office integration expense	—	190	—	—	190
Non-operating expense (income), including corporate administration charges	945	1,901	1,596	(4,073)	369
EBITDA (loss) (1)	$758	$622	$(2,305)	$(1,001)	$(1,926)
Depreciation and amortization expenses					1,610
Interest expense (income), net					189
Provision for (benefit from) income taxes					(4,119)
Net income (loss)					$394

For The Three Months Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,802	$83,185	$91,751	$—	$222,738
Gross margin, from external customers	$13,738	$33,598	$37,312	$—	$84,648
Adjusted EBITDA (loss) (1)	$2,445	$4,988	$2,967	$(4,131)	$6,269
Business reorganization expenses (recovery)	—	—	(27)	—	(27)
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	1,204	1,847	1,854	(4,615)	290
EBITDA (loss) (1)	$1,241	$3,141	$1,140	$484	$6,006
Depreciation and amortization expenses					1,501
Interest expense (income), net					234
Provision for (benefit from) income taxes					962
Net income (loss)					3,309

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$129,758	$224,627	$238,916	$—	$593,301
Gross margin, from external customers	$33,776	$91,067	$93,099	$—	$217,942
Adjusted EBITDA (loss) (1)	$3,485	$10,577	$4,505	$(14,254)	$4,313
Business reorganization expenses (recovery)	1,051	1,264	4,917	319	7,551
Office integration expense	—	441	—	—	441
Non-operating expense (income), including corporate administration charges	2,556	4,855	5,143	(12,769)	(215)
EBITDA (loss) (1)	$(122)	$4,017	$(5,555)	$(1,804)	$(3,464)
Depreciation and amortization expenses					4,788
Interest expense (income), net					510
Provision for (benefit from) income taxes					(3,770)
Net income (loss)					$(4,992)

For The Nine Months Ended September 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$144,415	$275,927	$290,656	$—	$710,998
Gross margin, from external customers	$37,040	$113,323	$119,294	$—	$269,657
Adjusted EBITDA (loss) (1)	$3,998	$16,325	$13,550	$(15,733)	$18,140
Business reorganization expenses (recovery)	—	—	747	—	747
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	1,756	5,280	5,873	(13,153)	(244)
EBITDA (loss) (1)	$2,242	$11,045	$6,930	$(2,580)	$17,637
Depreciation and amortization expenses					4,750
Interest expense (income), net					910
Provision for (benefit from) income taxes					4,377
Net income (loss)					$7,600

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2012	2011
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$39,102	$47,691	$(18)	$47,673
Hudson Asia Pacific	73,437	100,637	(2,169)	98,468
Hudson Europe	75,334	96,753	(5,226)	91,527
Total	$187,873	$245,081	$(7,413)	$237,668
Gross margin:
Hudson Americas	$9,587	$13,662	$(17)	$13,645
Hudson Asia Pacific	29,852	41,201	(718)	40,483
Hudson Europe	28,227	38,129	(2,633)	35,496
Total	$67,666	$92,992	$(3,368)	$89,624
SG&A and other non-operating income (expense) (1):
Hudson Americas	$9,692	$12,200	$(14)	$12,186
Hudson Asia Pacific	26,272	35,943	(673)	35,270
Hudson Europe	29,345	36,147	(2,745)	33,402
Corporate	174	1,253	(2)	1,251
Total	$65,483	$85,543	$(3,434)	$82,109
Business reorganization expenses:
Hudson Americas	$282	$—	$—	$—
Hudson Asia Pacific	190	—	—	—
Hudson Europe	1,048	—	—	—
Corporate	—	—	—	—
Total	$1,520	$—	$—	$—
Operating income (loss):
Hudson Americas	$221	$1,689	$(2)	$1,687
Hudson Asia Pacific	3,746	6,293	(47)	6,246
Hudson Europe	(791)	3,537	(77)	3,460
Corporate	(4,776)	(5,369)	—	(5,369)
Total	$(1,600)	$6,150	$(126)	$6,024
EBITDA (loss):
Hudson Americas	$(389)	$1,459	$(26)	$1,433
Hudson Asia Pacific	3,388	5,223	(47)	5,176
Hudson Europe	(2,165)	2,020	112	2,132
Corporate	(171)	(1,253)	5	(1,248)
Total	$663	$7,449	$44	$7,493

1.
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).